EXHIBIT 24.1

POWER OF ATTORNEY

AND

APPOINTMENT OF AUTHORIZED REPRESENTATIVE

Japan International Cooperation Agency (“JICA”) hereby constitutes and appoints YOKOYAMA Tadashi, Senior Vice President, HIRATA Hitoshi, Director General, Treasury, Finance and Accounting Department, NAKAGAWA Takeharu, Deputy Director General, Treasury, Finance and Accounting Department and TAKAHASHI Junko, Senior Director, Budget for Finance and Investment Account, and Capital Market Division, Treasury, Finance and Accounting Department and TANAKA Satoko, Chief Representative JICA USA Office and any other person succeeding such persons in such offices, the agent and attorney-in-fact of JICA, with full power in each of them acting alone to take the following actions on behalf and in the name of JICA:

1. To sign a registration statement (the “Registration Statement”) for the registration under the United States Securities Act of 1933, as amended (the “Securities Act”), of guaranteed debt securities (the “Debt Securities”) of JICA and the guarantee thereof by Japan (the “Guarantee”), which Registration Statement shall include a prospectus relating to the Debt Securities and the Guarantee thereof, and one or more amendments and post-effective amendments to the Registration Statement, and to cause the same or any supplement to the prospectus contained in the Registration Statement or any post-effective amendment thereto to be filed with the United States Securities and Exchange Commission, together with such exhibits and other documents as may be necessary or appropriate;

2. To sign such applications, certificates, consents and other documents as may be necessary or appropriate from time to time in connection with the qualification of the Securities and the Guarantee under the securities or blue sky laws of States of the United States of America and to cause them to be filed with the securities or blue sky law commissions of such States;

3. To sign such applications, registration statements, certificates, consents, indemnifications and other documents in respect of the Debt Securities as may be necessary or appropriate from time to time for the purposes of listing any series of such Debt Securities on one or more securities exchanges and qualifying such Debt Securities under the securities or Blue Sky laws of any states or other jurisdictions of the United States of America and to cause the same to be filed with such securities exchanges or the securities or Blue Sky commissions of such states or other jurisdictions, as the case may be, together with such exhibits or other documents as may be necessary or appropriate;

4. To sign one or more annual reports of JICA on Form 18-K and amendments thereto (the “Reports”), and to cause the same to be filed with the United States Securities and Exchange Commission, together with such exhibits and other documents as may be necessary or appropriate; and

5. To sign such other documents, to take such other actions and to do such other things as said agents and attorneys-in-fact, or any of them, may deem necessary or appropriate from time to time in connection with the foregoing.

JICA hereby appoints and designates said agents and attorneys-in-fact, and any other person succeeding such persons in such offices, and each of them, the authorized representatives of JICA and the persons duly authorized to receive communications and notices from the United States Securities and Exchange Commission with respect to the Registration Statement, the Reports and amendments thereto.

JICA hereby ratifies and confirms all that said representatives, attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

Exhibit 24.1-1

IN WITNESS WHEREOF, this power of attorney has been executed on behalf of JICA by its President thereunto authorized on the 22nd day of December 2022.

JAPAN INTERNATIONAL COOPERATION AGENCY

By	/s/ TANAKA Akihiko
TANAKA Akihiko President

Exhibit 24.1-2